                                                                  EXHIBIT 10.5

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


        This Assignment and Assumption Agreement (this "Assignment") is made as of February 7, 1997 (the "Contribution Date"), by and between T & W Funding Company V, L.C.C., a Delaware limited liability company ("Assignor"), and T & W Funding Company I, L.L.C., a Delaware limited liability company ("Assignee"), with reference to the following facts:


                                    RECITALS:


        A. In connection with the contribution of certain lease assets of Assignor in conjunction with the issuance of certificates (the "Certificates") by the trust created by the Assignee, Assignee and the Assignor have executed the Contribution Agreement dated as of February 1, 1997 (the "Contribution Agreement").


        B. In connection with the Contribution Agreement, the Assignor desires to assign and transfer to Assignee all of Assignor's right, title and interest in and to each of the assets described in Schedule II hereto, as supplemented from time to time, and the corresponding paragraphs below (the "Assigned Interests").


        C. Assignor desires to transfer and Assignee is willing to assume certain indebtedness of Assignor listed on Schedule I hereto.


        D. Assignee desires to accept the Assignment and transfer of the Assigned Interests and assume all duties and obligations attendant thereto, accruing after the Contribution Date.


        E. Terms used but not defined herein have the meanings ascribed to them in the Contribution Agreement.


        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in consideration of the mutual covenants set forth herein, the Assignor and Assignee hereby agree as follows:


        1. Assignment. The Assignor hereby assigns, conveys, grants and transfers, without recourse except as provided in the Contribution Agreement, to Assignee (and the successors and assigns of Assignee) the following property:


                1.1. The Assignor's right, title and interest in and to the Lease Contracts and related Lease Receivables described and listed on
        Schedule II hereto.

                1.2. All of Assignor's right, title and interest in and to the equipment or vehicle, as the case may be, subject to each such Lease Contract (the "Equipment" or "Leased Vehicle," as applicable).


                1.3. All of Assignor's other Lease Assets relating to each such Lease Contract.


        2. Assumption. The Assignee hereby agrees to assume the indebtedness of Assignor listed on Schedule I hereto and to use the proceeds of the initial sale of Certificates to pay such indebtedness. Assignee hereby accepts the foregoing Assignment and hereby assumes all of the other obligations incident hereto and thereto, subject to the terms and conditions of the Contribution Agreement.


        3. Further Assurance. The Assignor and Assignee each hereby agree to provide such further assurances and to execute and deliver such documents and to perform all such other acts as are necessary or appropriate to consummate and effectuate this Assignment.


        4. Distinct Entities. The Assignor and Assignee hereby acknowledge that for all purposes the Assignor and Assignee are each separate and distinct legal entities. Accordingly, the Assignor shall not be liable to any third party for the debts, obligations and liabilities of the Assignee; and Assignee shall not be liable to any third party for the debts, obligations and liabilities of the Assignor to the extent that such debts, obligations and liabilities have not been expressly assumed by Assignee hereunder.


        5. Governing Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of Delaware, and the parties hereto hereby acknowledge and agree that this Assignment and Assumption Agreement and the transactions contemplated hereunder were negotiated and entered into in the State of Delaware.


        6. Authority. The Assignor and Assignee each hereby represent respectively that they have full power and authority to enter into this Assignment.


        7. Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.


        8. Successors and Assigns. The Assignor and Assignee each agree that this Assignment will be binding and will inure to the benefit of the Assignor and its successors and assigns and the Assignee and its successors and assigns.

        9. Third Party Beneficiary. The Assignor and Assignee each agree that MBIA Insurance Corporation is an express third party beneficiary to this Assignment.

IN WITNESS WHEREOF, this Assignment has been executed as of the date first above written.


                                        T & W FUNDING COMPANY V, L.C.C.,
                                            Assignor



                                        By /s/ MICHAEL A. PRICE
                                            Name:  Michael A. Price
                                            Title: President



                                        T & W FUNDING COMPANY I, L.L.C.,
                                            Assignee



                                        By /s/  MICHAEL A. PRICE
                                            Name:  Michael A. Price
                                            Title: President

                                   SCHEDULE I


                           [INTENTIONALLY LEFT BLANK.]

                                   SCHEDULE II


                                 LEASE SCHEDULE


                                      -6-